Exhibit 15.1

May 17, 2016

SouFun Holdings Limited

F9M, Building 5, Zone 4, Hanwei International Plaza

No. 186 South 4th Ring Road

Fengtai District, Beijing 100160

The People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Risk Factors” and “Regulation” in the Annual Report of SouFun Holdings Limited (the “Company”) on Form 20-F for the year ended December 31, 2015, which will be filed with the Securities and Exchange Commission (the “SEC”) and to the incorporation by reference in the Company’s Registration Statements on Form S-8 (File No. 333-173157 and 333-207182) filed with the SEC on March 30, 2011 and September 29, 2015, respectively, and on Form F-3 (File No. 333-208628) filed with the SEC on December 18, 2015 of such references to our firm under such headings.

We also consent to the filing with the SEC of this consent letter as an exhibit to the Company’s Annual Report on Form 20-F for the year ended December 31, 2015.

Yours faithfully,

/s/ Jingtian & Gongcheng

Jingtian & Gongcheng